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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/X/ Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/ / Definitive Information Statement

                CENTURY PROPERTIES FUND XVII LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                                PRELIMINARY COPY

                CENTURY PROPERTIES FUND XVII LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                                March [__], 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Limited Partner:

         The attached Information Statement describes an amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement (as amended, the "Partnership Agreement") of Century Properties Fund XVII Limited Partnership, a California limited partnership (your "Partnership"), to extend the term of your Partnership from December 31, 2006 to December 31, 2021.

         On January 28, 2000, your Partnership refinanced its mortgage indebtedness secured by The Village in the Woods, a 530-unit apartment complex located in Cypress, Texas which your Partnership owns (the "Property"). The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on February 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property, if the Partnership's term is not extended.

         The general partner of the Partnership is not attempting to sell the Partnership's properties at the present time. However, if the Partnership does not adopt the Amendment, the Partnership will liquidate on December 31, 2006 and will attempt to sell its properties in connection with such liquidation if not before. The Amendment will provide the Partnership with additional time to market its properties for sale. The Partnership's term currently expires on December 31, 2006, and the general partner of the Partnership is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from the sale of the properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the properties. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership's term.

         Fox Partners, the general partner of the Partnership (the "General Partner"), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2006 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2006 if the Amendment is not adopted.

         Pursuant to the Partnership Agreement, the consent of the Limited Partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership ("Units") is required to approve the Amendment. As of March [_], 2005, 75,000 Units were issued and outstanding. As of March 1, 2005, AIMCO Properties, L.P. ("AIMCO Properties") and its affiliates own 51,705, or approximately 68.94%, of the outstanding Units. As more fully described in the accompanying Information Statement, AIMCO Properties and its affiliates must vote 25,833.5 Units owned by them in proportion to the votes made with respect to Units not subject to this voting restriction. AIMCO Properties and its affiliates have indicated that they will vote their other 25,871.5 Units, or approximately 34.50%, of the outstanding units, that are not subject to the voting restriction in favor of the Amendment. As a result, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.

         The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about March [__], 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

         Questions may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.

                                Very truly yours,

                                  FOX PARTNERS





                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:                 By Facsimile:                     For Information please call:

     1275 Valley Brook Avenue                      (201) 460-0050                       TOLL FREE (800) 217-9608
    Lyndhurst, New Jersey 07071

                                PRELIMINARY COPY

                CENTURY PROPERTIES FUND XVII LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                              INFORMATION STATEMENT

                                March [__], 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is being furnished to the limited partners (the "Limited Partners") of record as of the close of business on [_________________], 2005 (the "Record Date"), of Century Properties Fund XVII Limited Partnership, a California limited partnership (the "Partnership"), in connection with an amendment (the "Amendment") to the Partnership's Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") to extend the term of the Partnership from December 31, 2006 to December 31, 2021.

         This Information Statement is first being mailed to Limited Partners on or about [__________________], 2005.

         On January 28, 2000, your Partnership refinanced its mortgage indebtedness secured by The Village in the Woods, a 530-unit apartment complex located in Cypress, Texas which your Partnership owns (the "Property"). The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on February 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property, if the Partnership's term is not extended.

         The general partner of the Partnership is not attempting to sell the Partnership's properties at the present time. However, if the Partnership does not adopt the Amendment, the Partnership will liquidate on December 31, 2006 and will attempt to sell its properties in connection with such liquidation if not before. The Amendment will provide the Partnership with additional time to market its properties for sale. The Partnership's term currently expires on December 31, 2006, and the general partner of the Partnership is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from the sale of the properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the properties. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership's term.

         Fox Partners, the general partner of the Partnership (the "General Partner"), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2006 will result in the general partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2006 if the Amendment is adopted.

         Pursuant to the Partnership Agreement, the consent of the Limited Partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership ("Units") is required to approve the Amendment. As of March 1, 2005, 75,000 Units were issued and outstanding. As of March 1, 2005, AIMCO Properties, L.P. ("AIMCO Properties") and its affiliates own 51,705, or approximately 68.94%, of the outstanding Units. As more fully described in this Information Statement, AIMCO Properties and its affiliates must vote 25,833.5 Units owned by them in proportion to the votes made with respect to Units not subject to this voting restriction. AIMCO Properties and its affiliates have indicated that they will vote their other 25,871.5 Units, or approximately 34.50%, of the outstanding units, that are not subject to the voting restriction in favor of the Amendment. As a result, approval of the Amendment is assured. The date on which such votes will be counted will be March [_], 2005. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.

         The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about [__________________]. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

         Questions may be directed to the Information Agent, The Altman Group, Inc., at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

                                  RISK FACTORS

         There are risks associated with the Amendment. In addition, the General Partner is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:

RISKS OF THE AMENDMENT

         CONTINUATION OF THE PARTNERSHIP; NO DEFINITE TIME FRAME REGARDING SALE OF PROPERTIES. The General Partner is proposing to continue to operate the Partnership until December 31, 2021 and not to attempt to liquidate it at the present time. The Partnership's prospectus, dated March 29, 1982, pursuant to which the Units in your Partnership were sold, indicates that the Partnership was intended to be self-liquidating and that it was anticipated that the Partnership's properties would be sold within five to eight years of their acquisition, subject to market conditions. The prospectus also indicated that there could be no assurance that the Partnership would be able to so liquidate and that, unless sooner terminated as provided in the Partnership Agreement, the existence of the Partnership would continue until the year 2006. We do not know when the properties owned by your Partnership may be sold. The market for Units is illiquid, and it may be difficult or impossible to sell your investment in the Partnership in the future. The General Partner continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. In particular, the General Partner considers changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you on a sale of property. The General Partner does not know when any sale or other disposition of your partnership's properties will occur.

         If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2021, or if the termination date is further extended, until that extended date.

         AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP AND THEIR CONTROL MAY INCREASE. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership's mortgage indebtedness, are the responsibility of the General Partner. The General Partner is controlled by AIMCO. In addition, affiliates of the General Partner hold 51,705, or approximately 68.94%, of the outstanding Units. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and certain sales of all or substantially all of the Partnership's assets. The General Partner and its affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.

         From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership with a view to making a profit. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

         AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partner are entitled to receive 5% of gross receipts from both of the Partnership's properties as compensation for providing property management services. The Partnership paid approximately $444,000 for the nine months ended September

30, 2004 and $623,000 and $720,000 for the years ended December 31, 2003 and 2002, respectively, to affiliates of the General Partner.

         Affiliates of the General Partner received reimbursement of accountable administrative expenses of approximately $224,000 for the nine months ended September 30, 2004 and $237,000 and $218,000 for the years ended December 31, 2003 and 2002, respectively. The amounts include approximately $90,000, $48,000, and $44,000 of fees related to construction management services provided by an affiliate of the General Partner for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. The fees were calculated based upon a percentage of current year additions to investment properties. At September 30, 2004, approximately $15,000 was owed to an affiliate of the General Partner for unpaid reimbursements.

         Pursuant to the Partnership Agreement, the General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership's adjusted cash from operations as distributed for managing the affairs of the Partnership. The Partnership paid no management fees during the nine months ended September 30, 2004 as the Partnership made no distributions from operations. Approximately $13,000 and $240,000 in Partnership management fees were paid along with the distributions from operations made during the years ended December 31, 2003 and 2002, respectively.

         An affiliate of the General Partner made a credit line of up to $150,000 per property owned by the Partnership available to the Partnership. During the nine months ended September 30, 2004, an affiliate of the General Partner exceeded this credit limit and advanced the Partnership approximately $3,103,000 to fund the redevelopment of Peakview Place Apartments and committed to fund approximately $818,000 of additional redevelopment costs at Peakview Place Apartments, approximately $425,000 for property taxes at The Village in the Woods Apartments and Cooper's Pond Apartments, and approximately $845,000 for capital improvements and operating expenses at The Lodge Apartments, Peakview Place Apartments, and The Village in the Woods Apartments. During the year ended December 31, 2003, an affiliate of the General Partner advanced the Partnership approximately $351,000 to fund the redevelopment of Peakview Place Apartments and approximately $50,000 for operating expenses at Cooper's Pond Apartments. There were no such loans advanced to the Partnership during the year ended December 31, 2002. These advances bear interest at the prime rate plus 2% (6.75% at September 30, 2004). Interest expense for the nine months ended September 30, 2004 and the year ended December 31, 2003 were approximately $91,000 and $1,000, respectively. During the nine months ended September 30, 2004, the Partnership made payments of approximately $1,524,000 on the advances and approximately $22,000 in accrued interest from proceeds from the second mortgage obtained on Cooper's Pond Apartments. At September 30, 2004, the total outstanding loans and accrued interest due to an affiliate of the General Partner was approximately $3,321,000. The Partnership expects to repay these advances and related accrued interest from cash from operations during 2005.

         The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers' compensation, property casualty and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by AIMCO and its affiliates approximately $198,000, $175,000 and $212,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The adoption of the Amendment and extension of the Partnership's term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2006. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when any sale or other disposition of the Partnership's properties will occur. If the Amendment is not approved, your Partnership will terminate on December 31, 2006; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2021, or if this termination date is further extended, until such extended date.

         YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. The General Partner is proposing to continue to operate the Partnership until December 31, 2021 and not to attempt to liquidate it at the present time. The General Partner does not know when any of your Partnership's properties will be sold or otherwise disposed of. Therefore, there may not be any way to liquidate your investment in the Partnership until the properties are sold and your Partnership is liquidated.

         THE VALUE OF THE PROPERTIES MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. Until its properties are sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the properties. The Partnership's future success will depend upon many factors beyond the General Partner's control, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the properties and the Partnership to decline.

         YOUR CUMULATIVE RETURNS ACCRUE AT A SIMPLE INTEREST RATE. Pursuant to the Partnership Agreement, each Limited Partner is entitled to certain cumulative returns with respect to distributions resulting from sales, refinancings, and other dispositions of properties and working capital reserves to the extent cash is available for this purpose. Those cumulative returns are not compounded and are computed on a simple interest basis. After the Limited Partners receive their cumulative returns, the General Partner is entitled to special distributions if available. If the Partnership does not adopt the Amendment and liquidates in 2006, Limited Partners may be able to invest the liquidating distributions, if any, in other investments that provide a compounded return on their investment as opposed to the simple interest returns to which they are entitled pursuant to the Partnership Agreement. Although your General Partner regularly evaluates whether your Partnership's properties should be sold and has recently sold one property, if the term of the Partnership is extended, the General Partner may not be required to sell the properties until the end of the extended term, depending on, among other things, the Partnership's financial condition, prevailing conditions in the real estate and capital markets, availability of favorable financing, and tax considerations.

RISKS IF THE AMENDMENT IS NOT ADOPTED

         THE LENDER MAY BE ABLE TO EXERCISE REMEDIES AGAINST THE PARTNERSHIP IF THE AMENDMENT IS NOT ADOPTED. The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on February 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         THE PARTNERSHIP MAY BE REQUIRED TO WIND UP. If the Amendment is not adopted, the Partnership's term will expire on December 31, 2006. If the Partnership's term expires on December 31, 2006, the Partnership generally will be required to wind up and to dispose of its properties. The General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from the sale of the properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the properties. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership's term.

         YOU MAY RECOGNIZE GAIN ON A DISPOSITION OF THE PROPERTIES, INCLUDING BY FORECLOSURE. Any sale, exchange or other disposition of any property by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the property. The amount realized for each property would be the selling price for that property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities that the purchaser takes the property subject to. Any taxable gain or loss will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below. Even if the Amendment is adopted, the tax consequences described in this paragraph would likely result on a disposition of any property, including by foreclosure. However, if the Amendment is adopted, the disposition of properties, and therefore the taxable events, may take place in a later taxable year than if the Amendment is not adopted. However, there is no guarantee that the tax consequences will be deferred if the Amendment is adopted.

         DISTRIBUTIONS FROM YOUR PARTNERSHIP MAY NOT BE SUFFICIENT TO COVER CURRENT TAX LIABILITIES OF THE PARTNERS. As noted above, if a property is sold or lost through the exercise of remedies by the lender, the Partnership will recognize taxable income from the disposition of the property equal to the difference between the proceeds, if any, and the Partnership's basis in the property. Depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. Because the amount realized includes liabilities assumed by the purchaser of the property, or liabilities that the purchaser takes the property subject to, there may be a significant tax liability in excess of the funds available on a sale. Similarly, on a foreclosure, the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available. Any taxable income would be allocated to partners. As noted above the tax consequences of disposing of a property would likely result at some time regardless of whether the Amendment is adopted but may result earlier if the Amendment is not adopted.

                                 THE AMENDMENT

The Amendment amends and restates Section 4.3 of the Partnership Agreement in its entirety as follows:

         "The Partnership will have a term commencing on the date of filing of the certificate of limited partnership and continuing until December 31, 2021, unless previously terminated in accordance with the provisions of the Partnership Agreement."

EFFECTIVENESS

         The Amendment will become when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about March [__], 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

REASONS FOR THE AMENDMENT

         The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on February 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         The General Partner of the Partnership is not attempting to sell the Partnership's properties at the present time. However, if the Partnership does not adopt the Amendment, the Partnership will liquidate on December 31, 2006 and will attempt to sell its properties in connection with such liquidation if not before. The Amendment will provide the Partnership with additional time to market its properties for sale. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from the sale of the properties could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the properties. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the properties will be increased, by an extension of the Partnership's term.

                              CONFLICTS OF INTEREST

         The General Partner is an affiliate of AIMCO. AIMCO and its affiliates, including the General Partner, may have interests that conflict with the interests of the Limited Partners.

         Affiliates of the General Partner Will Continue to Receive Fees. Affiliates of the General Partner are entitled to receive 5% of gross receipts from both of the Partnership's properties as compensation for providing property management services. The Partnership paid approximately $444,000 for the nine months ended September 30, 2004 and $623,000 and $720,000 for the years ended December 31, 2003 and 2002, respectively, to affiliates of the General Partner.

         Affiliates of the General Partner received reimbursement of accountable administrative expenses of approximately $224,000 for the nine months ended September 30, 2004 and $237,000 and $218,000 for the years ended December 31, 2003 and 2002, respectively. The amounts include approximately $90,000, $48,000, and $44,000 of fees related to construction management services provided by an affiliate of the General Partner for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. The fees were calculated based upon a percentage of current year additions to investment properties. At September 30, 2004, approximately $15,000 was owed to an affiliate of the General Partner for unpaid reimbursements.

         Pursuant to the Partnership Agreement, the General Partner is entitled to receive a Partnership management fee equal to 10% of the Partnership's adjusted cash from operations as distributed for managing the affairs of the Partnership. The Partnership paid no management fees during the nine months ended September 30, 2004 as the Partnership made no distributions from operations. Approximately $13,000 and $240,000 in Partnership management fees were paid along with the distributions from operations made during the years ended December 31, 2003 and 2002, respectively.

         An affiliate of the General Partner made a credit line of up to $150,000 per property owned by the Partnership available to the Partnership. During the nine months ended September 30, 2004, an affiliate of the General Partner exceeded this credit limit and advanced the Partnership approximately $3,103,000 to fund the redevelopment of Peakview Place Apartments and committed to fund approximately $818,000 of additional redevelopment costs at Peakview Place Apartments, approximately $425,000 for property taxes at The Village in the Woods Apartments and Cooper's Pond Apartments, and approximately $845,000 for capital improvements and operating expenses at The Lodge Apartments, Peakview Place Apartments, and The Village in the Woods Apartments. During the year ended December 31, 2003, an affiliate of the General Partner advanced the Partnership approximately $351,000 to fund the redevelopment of Peakview Place Apartments and approximately $50,000 for operating expenses at Cooper's Pond Apartments. There were no such loans advanced to the Partnership during the year ended December 31, 2002. These advances bear interest at the prime rate plus 2% (6.75% at September 30, 2004). Interest expense for the nine months ended September 30, 2004 and the year ended December 31, 2003 were approximately $91,000 and $1,000, respectively. During the nine months ended September 30, 2004, the Partnership made payments of approximately $1,524,000 on the advances and approximately $22,000 in accrued interest from proceeds from the second mortgage obtained on Cooper's Pond Apartments. At September 30, 2004, the total outstanding loans and accrued interest due to an affiliate of the General Partner was approximately $3,321,000. The Partnership expects to repay these advances and related accrued interest from cash from operations during 2005.

         The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers' compensation, property casualty and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by AIMCO and its affiliates approximately $198,000, $175,000 and $212,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The extension of the Partnership's term will result in these fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2006. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of the Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         AIMCO Properties May Buy Units in Future Tender Offers. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership in the past with a view to making a profit. AIMCO Properties and its affiliates hold 51,705, or approximately 68.94%, of the outstanding Units. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

                               NO APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Amendment.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the laws of the State of California on November 12, 1981 for the purpose of acquiring, managing, and ultimately selling income-producing real properties. The general partner of your Partnership is Fox Partners, a California general partnership. The general partners of the General Partner are Fox Capital Management Corporation, a California corporation, Fox Realty Investors, a California general partnership, and Fox Partners 82, a California general partnership. Fox Capital Management Corporation is the managing general partner of the General Partner and is a subsidiary of AIMCO, a publicly traded real estate investment trust. NPI Equity Investments II, Inc., a Florida corporation, is the managing general partner of Fox Realty Investors and is also a subsidiary of AIMCO. Fox Partners 82 is not affiliated with AIMCO. The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

         The Partnership does not have any employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities.

         ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences.

         There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the properties, or the lender forecloses on the properties, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.

         TAX CONSEQUENCES OF SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the properties or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2005 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

         A sale, exchange or other disposition of any property by the Partnership would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and
(ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the property. The amount realized for the property would be the selling price for the property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities that the purchaser takes the property subject to. In addition, the Partnership may recognize COD income to the extent it is unable to satisfy other Partnership indebtedness that is not assumed by the purchaser of the property. Any taxable gain or loss and COD income will pass through to the partners of the Partnership.

         Any gain or loss recognized as a result of the transfer of any property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a property being sold consists of depreciable personal property under Internal Revenue Code (the "Code") Section 1245 or depreciable real property under Code Section 1250, gain on a sale of such property may be treated as ordinary income. Some portion of any gain recognized on the property may be considered "unrecaptured section 1250 gain" that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code
Section 1245 and Code Section 1250 gain and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any COD income would be taxable as ordinary income at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2005.

         The proceeds available for distribution to the partners of the Partnership in the event of a sale of the property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Any taxable income would be allocated to partners. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities. Because the amount realized on a sale includes liabilities assumed by the purchaser of the Property, or liabilities that the purchaser takes the Property subject to, there may be a significant tax liability in excess of the funds available. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available.

         If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the sale of the property or a foreclosure by the lenders.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF A SALE OF THE PARTNERSHIP'S ASSETS OR A FORECLOSURE ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of February 28, 2005.

ENTITY                                                        NUMBER OF UNITS                PERCENT OF CLASS
AIMCO IPLP, L.P. (formerly known as Insignia                     25,833.50                        34.45%
Properties, L.P.)

Fox Capital Management Corporation                                     100                         0.13%

IPLP Acquisition I LLC                                            3,369.50                         4.49%

AIMCO Properties, L.P.                                              22,402                        29.87%

         AIMCO IPLP, L.P., Fox Capital Management Corporation and IPLP Acquisition I LLC are indirectly owned by AIMCO. Their business address is 55 Beattie Place, Greenville, South Carolina 29602.

         AIMCO Properties, L.P. is controlled by AIMCO through AIMCO's direct subsidiaries. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and its telephone number is
(303) 757-8101.

         The general partner of the General Partner owns 100 Units as required by the terms of the Partnership Agreement.

                              NO CONSENTS REQUIRED

         The Partnership has fixed March [__], 2005 as the Record Date for determining Limited Partners entitled to notice of the Amendment.

         Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, 75,000 Units were issued and outstanding. As of March 1, 2005, AIMCO Properties and its affiliates own 51,705, or approximately 68.94%, of the outstanding Units. With respect to 25,833.5 Units, or approximately 34.45%, of the outstanding Units, one of AIMCO Properties' predecessors in interest previously agreed to vote such Units (i) against any proposal to increase the fees and other compensation payable by the Partnership to the General Partner and any of its affiliates and (ii) with respect to any proposal made by the General Partner or any of its affiliates, in proportion to votes cast by other Limited Partners, and such affiliate will vote those Units accordingly. AIMCO Properties and its affiliates have indicated that they will vote their other 25,871.5 Units, or approximately 34.50%, of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. As a result, AIMCO Properties and its affiliates will vote a total of [39,465.13] Units, or approximately [52.62]% of the outstanding Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.

         The date on which such votes will be counted will be [________], 2005.

                                    EXPENSES

         The cost of preparing, assembling, printing and mailing this Information Statement will be borne by the Partnership. The fees and expenses of the Information Agent are expected to be $5,000 and will be borne by the Partnership.


                CENTURY PROPERTIES FUND XVII LIMITED PARTNERSHIP


                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:                 By Facsimile:                     For Information please call:

     1275 Valley Brook Avenue                      (201) 460-0050                       TOLL FREE (800) 217-9608
    Lyndhurst, New Jersey 07071